Exhibit 24.1

                                POWER OF ATTORNEY

         Know all persons by these presents, that the undersigned officers and directors of Cabot Microelectronics Corporation, a Delaware corporation, do hereby constitute and appoint H. Carol Bernstein the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission (the "SEC") in connection with the registration statement (the "Registration Statement") on Form S-8 of Cabot Microelectronics Corporation relating to the Second Amended and Restated Cabot Microelectronics Corporation 2000 Equity Incentive Plan to be filed with the SEC. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to the Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to the Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with the Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

SIGNATURE                             TITLE                               DATE
/s/ William P. Noglows                Chairman of the Board,              March 14, 2005
----------------------------          President and Chief
William P. Noglows                    Executive Officer
                                      (Principal Executive Officer)


/s/ William S. Johnson                Vice President and Chief            March 11, 2005
----------------------------          Financial Officer (Principal
William S. Johnson                    Financial Officer)


/s/ Thomas S. Roman                   Corporate Controller                March 14, 2005
---------------------------           (Principal Accounting Officer)
Thomas S. Roman


/s/ Robert J. Birgeneau               Director                            March 12, 2005
----------------------------
Robert J. Birgeneau


/s/ John P. Frazee, Jr.               Director                            March 20, 2005
----------------------------
John P. Frazee, Jr.


/s/ H. Laurance Fuller                Director                            March 20, 2005
----------------------------
H. Laurance Fuller


/s/ Edward J. Mooney                  Director                            March 12, 2005
----------------------------
Edward J. Mooney


/s/ Steven V. Wilkinson               Director                            March 11, 2005
----------------------------
Steven V. Wilkinson


/s/ Albert Y. C. Yu                   Director                            March 11, 2005
----------------------------
Albert Y. C. Yu